Exhibit 99.1

FOR IMMEDIATE RELEASE:

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS RESULTS FOR THIRD QUARTER 2012

Revenues of $731 million decline 2%; grow 1% excluding foreign exchange rate impacts
•	Americas up 2%; 3% excluding foreign exchange
•	International down 6%; 0% excluding foreign exchange

OIBDAN of $179 million decreases 5%; 4% excluding foreign exchange rate impacts
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San Antonio, Texas November 2, 2012…Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the third quarter ended September 30, 2012.

“We continue to make progress under CEO William Eccleshare’s unified leadership in optimizing our U.S. operations to maximize our revenue and profit potential,” said Bob Pittman, Executive Chairman of Clear Channel Outdoor Holdings, Inc.  “At the same time, we are taking the necessary steps to adjust to the new economic realities in Europe with a reduced cost structure to drive future profitability while continuing to seek promising opportunities in other international markets.”

"The business continues to operate in challenging market conditions, particularly in Europe, and we have taken significant measures to reduce costs in response to this market uncertainty,” Chief Executive Officer William Eccleshare said.  “However, we are seeing consistent growth in both Asia-Pacific and Latin America and our U.K. business received a boost over the summer due to the Olympics. As we are refining our vision of how to transform our U.S. business, we are continuing to invest in new digital solutions for advertisers – such as surpassing the milestone of 1,000 digital billboards in the U.S. and launching our new digital TV network for airports called ClearVision during the quarter.”

Third Quarter 2012 Results

The Company reported revenues of $731 million in the third quarter of 2012, a decrease from the $748 million in the same period of 2011.  Excluding the effects of movements in foreign exchange rates,1 revenues grew $8 million, or 1%.

•
Americas revenues rose $8 million, or 2%, compared to the same quarter of 2011, driven mainly by revenue growth from bulletins due to the continued deployment of digital displays and increased airport revenues on higher occupancy by the Company’s largest U.S. airport customers.

•
International revenues decreased $1 million compared to the third quarter of 2011, excluding the effects of movements in foreign exchange rates.  Excluding a $6 million revenue reduction due to the divestiture of two businesses during the quarter, as well as the effects of movements in foreign exchange rates, revenues increased $5 million, or 1%.  Revenue growth resulted mainly from higher street furniture revenues, particularly in Australia and China, and the Summer Olympic Games in the U.K., partially offset by revenue declines from advertising weakness in certain European countries.  On a reported basis, revenues decreased $25 million, or 6%, due to unfavorable movements in foreign exchange rates.

OIBDAN1 totaled $179 million in the third quarter of 2012 compared to $189 million in the same quarter of 2011, reflecting a decrease of 5%.  OIBDAN declined 4% during the third quarter of 2012, excluding the negative impact of movements in foreign exchange rates.  In the third quarter of 2012, the Company incurred $10 million of expenses related to investments in its strategic revenue and cost initiatives to attract additional advertising dollars to the business and improve operating efficiencies in light of the current economic environment.

Net income attributable to the Company totaled $17 million, or $0.05 per diluted share, in the third quarter of 2012.  This compares to net income attributable to the Company of $3 million, or $0.01 per diluted share, in the same period of 2011.

Key Highlights

The Company’s key highlights in the quarter include:

•	Installing 41 new digital billboards for a total of 1,004 across 37 U.S. markets;
•
Launching Clear Channel Airport's ClearVision, an innovative in-airport TV network featuring top entertainment, news, music, and sports programming that is accessible from travelers' mobile devices - debuting at Raleigh-Durham International Airport this fall;

•
Introducing a digital malls network in Switzerland, with screens installed in four of the country's biggest and busiest shopping centers, with additional confirmed bookings from new and existing national clients - taking CCI's digital presence to more than 7,000 displays in 13 countries; and

•
Starting to book advertising campaigns for 2013 across all public transport in Oslo and Akershus as part of one of the largest outdoor advertising contracts in Norway with the transportation company Sporveis-Annonsene AS signed in the second quarter.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended September 30,		%
	2012	2011	Change
Revenues1:
Americas	$335,021	$326,882	2%
International	396,120	421,568	(6%)
Consolidated revenues	$731,141	$748,450	(2%)

Operating expenses1, 2:
Americas	$198,946	$192,081	4%
International	328,275	345,271	(5%)
Consolidated operating expenses	$527,221	$537,352	(2%)

OIBDAN1:
Americas	$136,075	$134,801	1%
International	67,845	76,297	(11%)
Corporate1, 2	(25,160)	(22,267)
Consolidated OIBDAN	$178,760	$188,831	(5%)

Certain prior period amounts have been reclassified to conform to the 2012 presentation of financials throughout the press release.

1See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) direct operating and SG&A expenses excluding non-cash compensation expenses to expenses; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vii) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section of this release.

2The Company’s operating expenses include direct operating expenses and SG&A expenses, but exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards.  Corporate expenses also exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards.

Americas
Americas revenues rose $8 million, or 2%, compared to the third quarter of 2011, driven by bulletin revenue growth resulting from the Company’s continued deployment of digital displays, as well as higher airport sales on increased occupancy by the Company’s largest U.S. airport customers.  Declines in poster revenues partially offset overall revenue growth.

Operating expenses grew $7 million during the third quarter of 2012 compared to the same period of 2011, including increased personnel costs and $3 million of expenses associated with strategic revenue initiatives, as well as higher site lease expenses resulting primarily from the deployment of 236 digital billboards since the third quarter of 2011.

Americas OIBDAN for the third quarter of 2012 totaled $136 million, an increase of 1% compared to OIBDAN of $135 million for the same period of 2011.

International
International revenues decreased $1 million compared to the third quarter of 2011, excluding the effects of movements in foreign exchange rates.  Adjusting for a $6 million revenue reduction due to the divestiture of two businesses during the quarter, as well as the effects of movements in foreign exchange rates, revenues grew $5 million, or 1%.  Certain countries, including Australia and China, experienced higher revenues, related primarily to the street furniture business, while revenues in the U.K. benefitted from the Summer Olympic Games hosted in London.  Revenue increases were partially offset by declines resulting from the continued weakened macroeconomic conditions across France, southern Europe and the Nordic countries.  On a reported basis, revenues decreased $25 million, or 6%, compared to the same quarter of 2011, resulting from $25 million of unfavorable movements in foreign exchange rates.

Operating expenses rose $5 million, excluding the effects of movements in foreign exchange rates, reflecting $5 million of increased expenses related to strategic revenue and cost initiatives, including sales personnel incentives and branch rationalization in markets weakened by economic conditions.  On a reported basis, operating expenses decreased $17 million, including a $22 million decline due to the effects of movements in foreign exchange rates.

Excluding the effects of movements in foreign exchange rates, International OIBDAN for the third quarter of 2012 declined 8%.  On a reported basis, OIBDAN decreased 11% to $68 million from $76 million in 2011.

Conference Call
The Company, along with its parent company CC Media Holdings, Inc., will host a teleconference to discuss results today at 9:00 a.m. Eastern Time.  The conference call number is 1-800-260-0719 and the passcode is 268765.  The teleconference will also be available via a live audio cast on the investor section of the Clear Channel Outdoor Holdings, Inc. website, located at http://www.clearchanneloutdoor.com/corporate/investor-relations/.  A replay of the call will be available after the live conference call, beginning at 11:00 a.m. Eastern Time, for a period of 30 days.  The replay numbers are 1-800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode is 268765.  The audio cast will also be archived on the website and will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands, except per share data)	Three Months Ended September 30,
	2012	2011
Revenues	$731,141	$748,450
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	393,334	408,132
Selling, general and administrative expenses (excludes depreciation and amortization)	137,488	131,915
Corporate expenses (excludes depreciation and amortization)	25,219	22,303
Depreciation and amortization	100,352	114,934
Other operating income – net	42,397	37
Operating income	117,145	71,203

Interest expense	102,612	61,809
Interest income on Due from Clear Channel	16,913	12,215
Equity in earnings (loss) of nonconsolidated affiliates	(234)	1,038
Other income (expense) – net	1,825	(1,859)
Income before income taxes	33,037	20,788
Income tax expense	(8,212)	(11,002)
Consolidated net income	24,825	9,786
Less: amount attributable to noncontrolling interest	7,541	6,573

Net income attributable to the Company	$17,284	$3,213

Diluted net income per share	$0.05	$0.01

Weighted average shares outstanding – Diluted	357,547	356,428

Foreign exchange rate movements decreased the Company’s 2012 third quarter revenues and direct operating and SG&A expenses by approximately $25 million and $22 million, respectively, compared to the same period of 2011.

Other operating income – net increased $42 million compared to the same quarter of 2011 primarily related to the gain on the sale of the Company’s international neon business in August 2012.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for September 30, 2012 and December 31, 2011 was:

(In millions)	September 30, 2012	December 31, 2011

Cash	$534.9	$542.7
Total Current Assets	$1,446.7	$1,453.7
Net Property, Plant and Equipment	$2,196.4	$2,246.7
Due from Clear Channel Communications	$723.3	$656.0
Total Assets	$7,074.2	$7,088.2

Current Liabilities (excluding current portion of long-term debt)	$689.2	$697.2
Long-Term Debt (including current portion of long-term debt)	$4,738.5	$2,545.9
Shareholders’ Equity	$564.5	$2,740.2

TABLE 3 - Total Debt

At September 30, 2012 and December 31, 2011, Clear Channel Outdoor Holdings had net debt of:

(In millions)	September 30, 2012	December 31, 2011

Clear Channel Worldwide Holdings Senior Notes:
9.25% Series A Senior Notes Due 2017	$500.0	$500.0
9.25% Series B Senior Notes Due 2017	2,000.0	2,000.0
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	—
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	—
Other Debt	38.5	45.9
Total	4,738.5	2,545.9
Cash	534.9	542.7
Net Debt	$4,203.6	$2,003.2

The current portion of long-term debt, which is included in Other Debt, was $19.7 million as of September 30, 2012.

Liquidity and Financial Position

For the quarter ended September 30, 2012, cash flow provided by operating activities was $66 million, cash flow used for investing activities was $10 million, cash flow used for financing activities was $16 million, and the effect of exchange rate changes on cash was $4 million, for a net increase in cash of $44 million.

Capital expenditures for the quarter ended September 30, 2012 totaled approximately $57 million compared to $60 million for the quarter ended September 30, 2011.

The Clear Channel Worldwide Holdings, Inc. Senior Notes indentures restrict the Company’s ability to incur additional indebtedness but permit the Company to incur additional indebtedness based on an incurrence test.  In order to incur additional indebtedness under this test, the Company’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 6.5:1 and 3.25:1 for total debt and senior debt, respectively.  The Clear Channel Worldwide Holdings, Inc. Series B Senior Notes indenture permits the Company to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if the Company’s debt to adjusted EBITDA ratios (as defined by the indenture) are lower than 6.0:1 and 3.0:1 for total debt and senior debt, respectively.  If these ratios are not met, the Company has certain exceptions that allow the Company to pay dividends, including a $500 million exception for the payment of dividends.

Consolidated leverage ratio, defined as total debt divided by EBITDA for the preceding four quarters, was 6.1:1 at September 30, 2012, and senior leverage ratio, defined as senior debt divided by EBITDA for the preceding four quarters, was 3.3:1 at September 30, 2012.  The Company’s adjusted EBITDA of $781.7 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) – net, plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $34.3 million for non-cash items; (ii) an increase of $55.9 million related to expenses incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; and (iii) an increase of $4.2 million for various other items.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended September 30, 2012 and 2011.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions that are excluded.

In addition, because a significant portion of the Company's advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the2012 actual foreign revenues, expenses and OIBDAN at average 2011 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Expenses excluding non-cash compensation expenses to expenses; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vii) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income – net	OIBDAN

Three Months Ended September 30, 2012
Americas	$84,005	$1,893	$50,177	$—	$136,075
International	16,397	1,708	49,740	—	67,845
Corporate	(25,654)	59	435	—	(25,160)
Other operating income – net	42,397	—	—	(42,397)	—
Consolidated	$117,145	$3,660	$100,352	$(42,397)	$178,760

Three Months Ended September 30, 2011
Americas	$72,781	$1,903	$60,117	$—	$134,801
International	20,688	792	54,817	—	76,297
Corporate	(22,303)	36	—	—	(22,267)
Other operating income – net	37	—	—	(37)	—
Consolidated	$71,203	$2,731	$114,934	$(37)	$188,831

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended September 30,		%
	2012	2011	Change

Consolidated revenues	$731,141	$748,450	(2%)
Excluding: Foreign exchange decrease (increase)	24,879	—
Revenues excluding effects of foreign exchange	$756,020	$748,450	1%

Americas revenues	$335,021	$326,882	2%
Excluding: Foreign exchange decrease (increase)	201	—
Americas revenues excluding effects of foreign exchange	$335,222	$326,882	3%

International revenues	$396,120	$421,568	(6%)
Excluding: Foreign exchange decrease (increase)	24,678	—
International revenues excluding effects of foreign exchange	$420,798	$421,568	0%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended September 30,		%
	2012	2011	Change

Consolidated expenses	$530,822	$540,047	(2%)
Excluding: Foreign exchange decrease (increase)	22,442	—
Expenses excluding effects of foreign exchange	$553,264	$540,047	2%

Americas expenses	$200,839	$193,984	4%
Excluding: Foreign exchange decrease (increase)	493	—
Americas expenses excluding effects of foreign exchange	$201,332	$193,984	4%

International expenses	$329,983	$346,063	(5%)
Excluding: Foreign exchange decrease (increase)	21,949	—
International expenses excluding effects of foreign exchange	$351,932	$346,063	2%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended September 30,		%
	2012	2011	Change

Consolidated OIBDAN	$178,760	$188,831	(5%)
Excluding: Foreign exchange decrease (increase)	2,437	—
OIBDAN excluding effects of foreign exchange	$181,197	$188,831	(4%)

Americas OIBDAN	$136,075	$134,801	1%
Excluding: Foreign exchange decrease (increase)	(292)	—
Americas OIBDAN excluding effects of foreign exchange	$135,783	$134,801	1%

International OIBDAN	$67,845	$76,297	(11%)
Excluding: Foreign exchange decrease (increase)	2,729	—
International OIBDAN excluding effects of foreign exchange	$70,574	$76,297	(8%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Non-cash compensation expenses to Expenses

(In thousands)	Three Months Ended September 30,		%
	2012	2011	Change

Americas	$200,839	$193,984	4%
Less: Non-cash compensation expenses	(1,893)	(1,903)
	198,946	192,081	4%

International	329,983	346,063	(5%)
Less: Non-cash compensation expenses	(1,708)	(792)
	328,275	345,271	(5%)

Plus: Non-cash compensation expenses	3,601	2,695
Consolidated divisional operating expenses	$530,822	$540,047	(2%)

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended September 30,		%
	2012	2011	Change
Corporate Expenses	$25,219	$22,303	13%
Less: Non-cash compensation expenses	(59)	(36)
	$25,160	$22,267	13%

Reconciliation of OIBDAN to Net Income

(In thousands)	Three Months Ended September 30,
	2012	2011
OIBDAN	$178,760	$188,831
Non-cash compensation expense	3,660	2,731
Depreciation and amortization	100,352	114,934
Other operating income – net	42,397	37
Operating income	117,145	71,203

Interest expense	102,612	61,809
Interest income on Due from Clear Channel	16,913	12,215
Equity in earnings (loss) of nonconsolidated affiliates	(234)	1,038
Other income (expense) – net	1,825	(1,859)
Income before income taxes	33,037	20,788
Income tax expense	(8,212)	(11,002)
Consolidated net income	24,825	9,786
Less: amount attributable to noncontrolling interest	7,541	6,573

Net income attributable to the Company	$17,284	$3,213

About Clear Channel Outdoor Holdings

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with more than 750,000 displays in over 40 countries across five continents, including 48 of the 50 largest markets in the United States.  Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers over 1,000 digital billboards across 37 U.S. markets.  Clear Channel Outdoor Holdings’ International segment operates in nearly 30 countries across Asia, Australia, Europe, and Latin America in a wide variety of formats.

For further information, please contact:

Media

Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors

Brian Coleman
Senior Vice President and Treasurer
(210) 822-2828

Or visit the Company’s web site at www.clearchanneloutdoor.com.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings.  Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this document, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.